Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 164 and Amendment No. 167, to the Registration Statement on Form N-1A of VistaShares TEPRTantrum Contrarian Select ETF, VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF, VistaShares TPLoeb Event Driven Select ETF, VistaShares Target 15 TPLoeb Event Driven Distribution ETF, VistaShares TIGR Cub NextGen Select ETF, VistaShares Target 15 TIGR Cub NextGen Distribution ETF, VistaShares LAFFTech Select ETF and VistaShares Target 15 LAFFTech Distribution ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 16, 2026